HUBBELL INCORPORATED
Restricted Stock Award Agreement
Hubbell Incorporated 2005 Incentive Award Plan,
AS AMENDED AND RESTATED EFFECTIVE DECEMBER 4, 2019

Grant: shares of Common Stock par value $0.01 per share (the “Restricted Stock”) Grant Date:	Name: Signature:________________________________

Effective on the Grant Date you have been granted Restricted Stock of Hubbell Incorporated (the “Company”), in accordance with the provisions of the Hubbell Incorporated 2005 Incentive Award Plan, as amended and restated effective December 4, 2019 (the “Plan”) and subject to the restrictions, terms and conditions set forth herein.

Until vested, the Restricted Stock shall be subject to forfeiture and cancellation in the event of the termination of your service as a director of the Company for any reason, whether such termination is occasioned by you, by the Company, or by mutual agreement.

Until vested, the Restricted Stock or any right or interest therein are not transferable except by will or the laws of descent and distribution.

The Restricted Stock will vest and no longer be subject to the restrictions and forfeiture under this Agreement on the earliest of (i) the date of the regularly scheduled annual meeting of shareholders to be held in the year , or (ii) your death.

Upon a Change in Control, the Restricted Stock will vest in accordance with Section 10.2 of the Plan.

You will be entitled to all dividends paid with respect to the Restricted Stock. You are entitled to vote all shares of Restricted Stock.

The Company shall cause the Restricted Stock to either (i) be issued and a stock certificate or certificates representing the Restricted Stock to be registered in your name, or (ii) held in book entry form promptly upon execution of this Agreement. If a stock certificate is issued, it shall be delivered to and held in custody by the Company until the applicable restrictions lapse at the times specified above, or such Restricted Stock is forfeited. If issued, each such certificate will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED, AND A RESTRICTED STOCK AWARD AGREEMENT DATED , ENTERED INTO

BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND HUBBELL INCORPORATED. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF HUBBELL INCORPORATED, 40 WATERVIEW DRIVE, SHELTON, CT 06484.

If a certificate is issued, then following the vesting of any of your Restricted Stock, the Company will cause to be issued and delivered to you a new certificate evidencing such Restricted Stock, free of the legend provided above. If your Restricted Stock is held in book form, the Company will cause any restrictions noted on the book form to be removed.

The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event arising from this Restricted Stock Award. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of your Restricted Stock otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (ii) surrendering to the Company previously owned shares with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (iii) withholding from other cash compensation, or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which you are prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i) of this paragraph.

Nothing in the Plan or this Agreement shall be interpreted to confer upon you the right to continue in the service of the Company.

This Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of a Restricted Stock Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future awards of Restricted Stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

HUBBELL INCORPORATED

By: _____________________________________
Katherine A. Lane
    Senior Vice President, General Counsel & Secretary